UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     December 14, 2009

Athena Silver Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

c/o Brian Power; 2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (530) 894-7906

____________Golden West Brewing Company, Inc._________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.03: AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 14, 2009, Golden West Brewing Company, Inc. (the “Company”) filed a Certificate of Amendment to Certificate of Incorporation (the “Amendment”) with the Delaware office of the Secretary of State.

The Amendment effected the following changes to the Company’s Certificate of Incorporation:

1.

Amending Article I of its Amended and Restated Certificate of Incorporation to effect a change of name of the Company to “Athena Silver Corporation”; and

2.

Amending Article IV of its Amended and Restated Certificate of Incorporation to increase its authorized capital stock to 100,000,000 shares of common stock having a par value of $0.0001 each and 5,000,000 shares of preferred stock having a par value of $0.0001 each.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1

Unless rejected by the Delaware Secretary of State, the effective date of the Amendment was the date of filing, to wit: December 14, 2009.

The Amendment was approved by a unanimous written consent of the Directors dated September 2, 2009 and, as permitted by the Delaware General Corporation Law, by the Shareholders’ majority written consent also dated as of September 2, 2009.  The Company has filed with the SEC and mailed to all Shareholders an Information Statement on Schedule 14C covering the approval of the Amendment.

The Company has applied with FINRA for a new ticker symbol to reflect the new name.  However, until the application is approved by FINRA,  the Company’s shares will continue to trade on the OTC Electronic Bulletin Board  under the prior name and prior ticker symbol: GWBC.  The Company will issue an announcement when the new name and a new ticker symbol will become effective with FINRA.

ITEM 8.01:  OTHER EVENTS

Also on December 14, 2009, the Company filed a Certificate of Incorporation with the Delaware Secretary of State forming a new wholly-owned subsidiary under the name “Athena Minerals, Inc.”.  A copy of the Articles of Incorporation are attached hereto as Exhibit 21.1.   John C. Power will serve as the sole officer and Director of Athena Minerals, Inc.

The Items disclosed in this Current Report have been undertaken by the Company as a result of its preliminary investigation into a possible mining opportunity. On or about December 7, 2009, John C. Power executed an evaluation option (the “Option”) covering a potential mining opportunity in San Bernadino County, California.  It is the intent to assign the Option to Athena Minerals, Inc., although as of the date of this Report, that assignment has not occurred. At such time as the Option is assigned to Athena Minerals,  Inc., the Company will prepare and file an amendment to this Report.

As of the date of this Report, there exists no binding commitment, arrangement or agreement concerning this opportunity.  The Company will continue to operate its historical craft beer business in the manner previously disclosed.

ITEM 9.01:  FINANCIAL STATEMENT AND EXHIBITS

Exhibit 3.1

Certificate of Amendment to Amended and Restated Certificate of Incorporation

Exhibit 21.1

Articles of Incorporation

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Silver Corporation, f/k/a Golden West Brewing Company, Inc.

Date: December 18, 2009	By: ___/s/ John C. Power______ John C. Power Chief Executive Officer/Director

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